Arteris Announces Financial Results for the Fourth Quarter and Full Year 2023 and Estimated First Quarter and Full Year 2024 Guidance
CAMPBELL, Calif. - February 20, 2024 - Arteris, Inc. (Nasdaq: AIP), a leading provider of system IP which accelerates system-on-chip (SoC) creation, today announced financial results for the fourth quarter and year ended December 31, 2023 and provided first quarter and full year 2024 guidance.
"We're excited to report a strong finish to 2023, with Annual Contract Value and Trailing-Twelve-Month Variable Royalties of $56.1 million, above the high end of our guidance range," said K. Charles Janac, President and CEO of Arteris. "We believe that the accelerating adoption of commercial System IP solutions across the industry’s most complex applications including Generative AI and advanced mobility is becoming clear. With 23 net new Active Customers in 2023, including several of the world’s largest electronics companies, as well as a record number of license deals and customer chip designs, the scale and scope of our long-term opportunity remains robust," concluded Janac.
Fourth Quarter 2023 Financial Highlights:
•Revenue of $12.5 million, up 12% year-over-year
•Annual Contract Value (ACV) and trailing twelve months (TTM) variable royalties of $56.1 million, up 7% year-over-year
•Remaining performance obligation (RPO) of $72.7 million, up 26% year-over-year
•Operating loss of $9.2 million
•Non-GAAP operating loss of $5.5 million, compared to a Non-GAAP operating loss of $5.8 million in the year-ago period
•Net loss of $10.5 million or $0.29 per share
•Non-GAAP net loss of $6.8 million or $0.18 per share
•Non-GAAP free cash flow of $(3.4) million or (27)% of revenue
Full year 2023 Financial Highlights:
•Revenue of $53.7 million, up 7% year-over-year
•Operating loss of $35.1 million
•Non-GAAP operating loss of $19.8 million, compared to a Non-GAAP operating loss of $16.2 million for the year-ended 2022
•Net loss of $36.9 million or $1.03 per share
•Non-GAAP net loss of $21.6 million or $0.60 per share
•Non-GAAP free cash flow of $(17.2) million or (32)% of revenue
Fourth Quarter 2023 Business Highlights:
•Highest level of quarterly design activity for the company, with 29 confirmed design starts across all our verticals. This includes another nine artificial intelligence/machine learning (AI/ML) designs for the quarter and 37 for 2023;
•Added four Active Customers in the quarter, for a total of 23 net new Active Customers in 2023;
•65% year-over-year increase in trailing-twelve-months variable royalties and other revenue;
•Rain AI selected FlexNoC 5 interconnect for its family of AI accelerator products, optimized for high-performance, low-power Generative AI and Edge AI computing;
•Scalinx licensed Ncore and FlexNoC interconnect IP for its next-generation Modem SoC dedicated to wireless communication infrastructure, delivering ultra-high capacity, multi-gigabit links over long distances;

•Partnered with Semidynamics, a provider of fully customizable high-performance RISC-V processor IP, enabling an acceleration of product innovation for AI/ML and high-performance computing applications;
•Ncore cache coherent interconnect IP achieved ISO 26262 up to ASIL D, the most stringent level of functional safety for automotive technology;
•Awarded ISO 9001:2015 certification for Quality Management Systems, validating Arteris’ capabilities to consistently design, develop, and deploy high-quality products and services; and
•FlexNoC 5 continues its momentum with 12 additional customers having licensed and/or upgraded in the quarter.
Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP operating loss, Non-GAAP operating loss margin, Non-GAAP net loss, Non-GAAP net loss per share, free cash flow and free cash flow margin are Non-GAAP financial measures. Additional information on Arteris’ historic reported results, including a reconciliation of these Non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.
First Quarter and Full Year 2024 Guidance:

	Q1 2024	FY 2024
(in millions, except %)
ACV + TTM royalties	$55.0 - $59.0	$62.0 - $68.0
Revenue	$12.1 - $13.1	$54.5 - $57.5
Non-GAAP operating loss (%)	40.8% - 60.8%	33.2% - 43.2%
Free cash flow (%)	(9.2)% - 10.8%	(4.8)% - 5.2%
The guidance provided above are forward-looking statements and reflects Arteris' expectations as of today's date. Actual results may differ materially. Refer to the section titled "Forward-Looking Statements" below for information on the factors, among others, that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of Non-GAAP guidance measures reported above to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Arteris' results computed in accordance with GAAP.

Definitions of the other business metrics used in this press release including ACV, active customers, confirmed design starts and RPO are included below under the heading “Other Business Metrics.”
Conference Call
Arteris will host a conference call today on February 20, 2024 to review its fourth quarter and full year 2023 financial results and to discuss its financial outlook.

Time:	4:30PM ET
United States/Canada Toll Free:	1-888-886-7786
International Toll:	1-416-764-8658
A live webcast will also be available in the Investor Relations section of Arteris’ website at: https://ir.arteris.com/events-and-presentations
A replay of the webcast will be available in the Investor Relations section of Arteris' website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Arteris
Arteris is a leading provider of system IP for the acceleration of system-on-chip (SoC) development across today’s electronic systems. Arteris network-on-chip (NoC) interconnect IP and SoC integration automation technology enable higher product performance with lower power consumption and faster time to market, delivering better SoC economics so its customers can focus on dreaming up what comes next. Learn more at arteris.com.
© 2004-2024 Arteris, Inc. All rights reserved worldwide. Arteris, Arteris IP, the Arteris IP logo, and the other Arteris marks found at https://www.arteris.com/trademarks are trademarks or registered trademarks of Arteris, Inc. or its subsidiaries. All other trademarks are the property of their respective owners.

Investor Contacts:
Arteris
Nick Hawkins
Chief Financial Officer
IR@arteris.com
Sapphire Investor Relations, LLC
Erica Mannion and Michael Funari
+1 617 542 6180
IR@arteris.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to, statements regarding our future financial and operating performance, including our GAAP and Non-GAAP guidance for the fourth quarter and full year 2023 and first quarter and full year 2024; our market opportunity and its potential growth; and our position within the market and our ability to drive customer value. The words "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "expect," "estimate," "seek," "predict," "future," "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the significant competition we face from larger companies and third-party providers; our history of net losses; whether semiconductor companies in the automotive market, enterprise computing market, communications market, consumer electronics market, and industrial markets incorporate our solutions into their end products and the growth and economic stability of these end markets; our ability to attract new customers and the extent to which our customers renew their subscriptions for our solutions; the ability of our customers’ end products achieving market acceptance or growth; our ability to sustain or grow our licensing revenue; our ability, and the cost, to successfully execute on research and development efforts; the occurrence of product errors or defects in our solutions; if we fail to offer high-quality support; the occurrence of macro-economic conditions that adversely impact us, our customers and their end product markets; the effects of geopolitical conflicts, such as the military conflict between Russia and Ukraine; the range of regulatory, operational, financial and political risks we are exposed to as a result of our dependence on international customers and operations; our ability to protect our proprietary technology and inventions through patents and other IP rights; whether we are subject to any liabilities or fines as a result of government regulation, including import, export and economic sanctions laws and regulations; the occurrence of a disruption in our networks or a security breach; risks associated with doing business in China; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 to be filed with the Securities and Exchange Commission (SEC) on or about February 20, 2024. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter and year ended December 31, 2023 are not necessarily indicative of our operating results for any future periods.

Arteris, Inc
Condensed Consolidated Statements of Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue
Licensing, support and maintenance	$11,347	$10,269	$48,273	$46,012
Variable royalties and other	1,157	934	5,393	4,366
Total revenue	12,504	11,203	53,666	50,378
Cost of revenue	1,448	1,085	5,077	4,281
Gross profit	11,056	10,118	48,589	46,097
Operating expense:
Research and development	10,663	10,318	45,128	41,167
Sales and marketing	5,029	4,631	20,659	17,419
General and administrative	4,613	4,229	17,944	16,367
Total operating expenses	20,305	19,178	83,731	74,953
Loss from operations	(9,249)	(9,060)	(35,142)	(28,856)
Interest expense	(75)	(29)	(211)	(89)
Other income (expense), net	917	1,019	3,558	1,425
Loss before income taxes and loss from equity method investment	(8,407)	(8,070)	(31,795)	(27,520)
Loss from equity method investment, net of tax	910	284	3,397	284
Provision for (benefit from) income taxes	1,224	(1,139)	1,677	(417)
Net loss	$(10,541)	$(7,215)	$(36,869)	$(27,387)

Net loss per share attributable to common stockholders, basic and diluted	$(0.29)	$(0.21)	$(1.03)	$(0.84)
Weighted average shares used on computing per share amounts, basic and diluted	36,816,597	33,596,146	35,675,689	32,578,776

Arteris, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	As of December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$13,696	$37,423
Short-term investments	27,477	30,728
Accounts receivable, net of allowance of $93 and $250 as of December 31, 2023 and 2022, respectively	12,003	7,143
Prepaid expenses and other current assets	5,254	5,818
Total current assets	58,430	81,112
Property and equipment, net	5,745	3,617
Long-term investments	11,802	4,427
Equity method investment	8,500	11,897
Operating lease right-of-use assets	4,289	1,883
Intangibles, net	3,858	4,575
Goodwill	4,178	4,218
Other assets	5,999	3,787
TOTAL ASSETS	$102,801	$115,516
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$183	$572
Accrued expenses and other current liabilities	11,831	12,095
Operating lease liabilities, current	781	899
Deferred revenue, current	31,537	28,839
Vendor financing arrangements, current	2,070	1,264
Total current liabilities	46,402	43,669
Deferred revenue, noncurrent	25,172	21,840
Operating lease liabilities, noncurrent	3,610	1,009
Vendor financing arrangements, noncurrent	1,292	448
Deferred income, noncurrent	8,810	9,993
Other liabilities	2,412	1,022
Total liabilities	87,698	77,981
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value of $0.001—10,000,000 shares authorized and no shares issued and outstanding as of both December 31, 2023 and 2022	—	—
Common stock, par value of $0.001—300,000,000 shares authorized at December 31, 2023 and 2022; 37,518,583 and 34,625,875 shares issued and outstanding at December 31, 2023 and 2022, respectively	37	34
Additional paid-in capital	118,193	103,778
Accumulated other comprehensive income	120	101
Accumulated deficit	(103,247)	(66,378)
Total stockholders’ equity	15,103	37,535
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$102,801	$115,516

Arteris, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Twelve Months Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(36,869)	$(27,387)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,069	2,099
Stock-based compensation	14,535	11,692
Pension plan expenses	134	136
Non-cash operating lease expense	118	(21)
Amortization of deferred income	(1,179)	(391)
Gain on deconsolidation of subsidiary	—	(149)
Loss from equity method investment	3,397	284
Net accretion of discounts on available-for-sale securities	(893)	(177)
Deferred income taxes	—	(484)
Other, net	10	14
Changes in operating assets and liabilities:
Accounts receivable, net	(4,858)	7,102
Prepaid expenses and other assets	(1,301)	202
Accounts payable	(389)	(1,034)
Accrued expenses and other liabilities	2,467	517
Deferred revenue	6,030	830
Net cash used in operating activities	(15,729)	(6,767)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,503)	(1,051)
Purchases of available-for-sale securities and other	(47,788)	(35,031)
Proceeds from maturities of available-for-sale securities	44,650	—
Payments relating to investment in equity method investment	—	(519)
Proceeds from principal portion of related party loan	—	241
Payments for business combination, net of cash acquired	—	(1,121)
Other	(50)	—
Net cash used in investing activities	(4,691)	(37,481)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of contingent consideration for business combination	(1,592)	(1,573)
Payments to tax authorities for shares withheld from employees	(607)	(2,065)
Principal payments under vendor financing arrangements	(1,289)	(1,136)
Proceeds from exercise of stock options	490	876
Payments of deferred offering costs	—	(256)
Other	79	—
Net cash used in financing activities	(2,919)	(4,154)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(23,339)	(48,402)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	37,423	85,825
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$14,084	$37,423

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core performance. These non-GAAP measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define "Non-GAAP gross profit and Non-GAAP gross margin" as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue. We define “Non-GAAP Loss from Operations” as our income (loss) from operations adjusted to exclude stock-based compensation, acquisition costs and amortization of acquired intangible assets. We define “Non-GAAP Net Loss” as our net income (loss) adjusted to exclude stock-based compensation, acquisition costs, amortization of acquired intangible assets and gain on extinguishment of debt.
We define “Non-GAAP EPS”, as our Non-GAAP Net Income (Loss) divided by our GAAP weighted-average number of shares outstanding for the period on a diluted basis. Management uses Non-GAAP EPS to evaluate the performance of our business on a comparable basis from period to period.
The above items are excluded from our Non-GAAP Gross Profit, Non-GAAP Income (Loss) from Operations and Non-GAAP Net Income (Loss) because these items are non-cash in nature, or are not indicative of our core operating performance, and render comparisons with prior periods and competitors less meaningful. We believe Non-GAAP Gross Profit, Non-GAAP Income (Loss) from Operations and Non-GAAP Net Income (Loss) provide useful supplemental information to investors and others in understanding and evaluating our results of operations, as well as provide a useful measure for period-to-period comparisons of our business performance.
We define free cash flow as net cash (used in) provided by operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, about the amount of cash used in our operations other than that used for investments in property and equipment.

Other Business Metrics
Active Customers – we define Active Customers as customers who have entered into a license agreement with us that remains in effect. The retention and expansion of our relationships with existing customers are key indicators of our revenue potential.
Annual Contract Value (ACV) – we define Annual Contract Value for an individual customer agreement as the total fixed fees under the agreement divided by the number of years in the agreement term. Our total ACV is the aggregate ACVs for all our customers as measured at a given point in time. Total fixed fees includes licensing, support and maintenance and other fixed fees under IP licensing or software licensing agreements but excludes variable revenue derived from licensing agreements with customers, particularly royalties.
Confirmed Design Starts – we define Confirmed Design Starts as when customers confirm their commencement of new semiconductor designs using our interconnect IP and notify us. Confirmed Design Starts is a metric management uses to assess the activity level of our customers in terms of the number of new semiconductor designs that are started using our interconnect IP in a given period. We believe that the number of Confirmed Design Starts is an important indicator of the growth of our business and future royalty revenue trends.
Remaining Performance Obligations (RPO) – we define Remaining Performance Obligations as the amount of contracted future revenue that has not yet been recognized, including deferred revenue, billed and unbilled cancelable and non-cancelable contracted amounts.

Arteris, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Gross profit	$11,056	$10,118	$48,589	$46,097
Add:
Stock-based compensation expense included in cost of revenue	170	88	556	562
Amortization of acquired intangible assets (1)	50	—	149	—
Non-GAAP gross profit	$11,276	$10,206	$49,294	$46,659
Gross margin	88%	90%	91%	92%
Non-GAAP gross margin	90%	91%	92%	93%

Research and development	$10,663	$10,318	$45,128	$41,167
Stock-based compensation expense	(1,668)	(1,430)	(7,324)	(5,865)
Amortization of acquired intangible assets (1)	(85)	(85)	(390)	(340)
Non-GAAP research and development	$8,910	$8,803	$37,414	$34,962

Sales and marketing	$5,029	$4,631	$20,659	$17,419
Stock-based compensation expense	(624)	(445)	(2,712)	(2,123)
Amortization of acquired intangible assets (1)	(57)	(35)	(228)	(138)
Non-GAAP sales and marketing	$4,348	$4,151	$17,719	$15,158

General and administrative	$4,613	$4,229	$17,944	$16,367
Stock-based compensation expense	(1,092)	(647)	(3,943)	(3,142)
Acquisition costs (2)	—	(527)	—	(527)
Non-GAAP general and administrative	$3,521	$3,055	$14,001	$12,698

Loss from operations	$(9,249)	$(9,060)	$(35,142)	$(28,856)
Stock-based compensation expense	3,554	2,610	14,535	11,692
Acquisition costs (2)	—	527	—	527
Amortization of acquired intangible assets (1)	192	120	767	478
Non-GAAP loss from operations	$(5,503)	$(5,803)	$(19,840)	$(16,159)

Net loss	$(10,541)	$(7,215)	$(36,869)	$(27,387)
Stock-based compensation expense	3,554	2,610	14,535	11,692
Acquisition costs (2)	—	527	—	527
Amortization of acquired intangible assets (1)	192	120	767	478
Non-GAAP net loss (3)	$(6,795)	$(3,958)	$(21,567)	$(14,690)

Net loss per share attributable to common stockholders, basic and diluted	$(0.29)	$(0.21)	$(1.03)	$(0.84)
Per share impacts of adjustments to net loss (4)	$0.11	$0.09	$0.43	$0.39
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.12)	$(0.60)	$(0.45)

Weighted average shares used in computing per share amounts, basic and diluted	36,816,597	33,596,146	35,675,689	32,578,776
(1) Represents the amortization expenses of our intangible assets attributable to our acquisitions.
(2) Includes advisory, legal, accounting, valuation, and other professional or consulting fees associated with the Magillem and Semifore acquisitions and recorded in general and administrative.
(3) Our GAAP tax provision is primarily related to foreign withholding taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no significant tax impact associated with these Non-GAAP adjustments.
(4) Reflects the aggregate adjustments made to reconcile Non-GAAP Net Loss to our net loss as noted in the above table, divided by the GAAP diluted weighted average number of shares of the relevant period.

Free Cash Flow

	Twelve Months Ended December 31,
	2023	2022
Net cash used in operating activities	$(15,729)	$(6,767)
Less:
Purchase of property and equipment	(1,503)	(1,051)
Free cash flow	$(17,232)	$(7,818)
Net cash used in investing activities	$(4,691)	$(37,481)
Net cash used in financing activities	$(2,919)	$(4,154)